UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2021, Beneficient Capital Company II, L.L.C. (formerly known as Beneficient Capital Company, L.L.C.) and Beneficient Company Holdings, L.P. (the “New Borrower”), both of which are consolidated subsidiaries of GWG Holdings, Inc. (the “Company”), entered into Amendment No. 1 to Second Amended and Restated Credit Agreement (the “First Lien Amendment”) and Amendment No. 1 to Second Amended and Restated Second Lien Credit Agreement (the “Second Lien Amendment” and, together with the First Lien Amendment, the “Amendments”) with HCLP Nominees, L.L.C. (the “Lender”). The Second Amended and Restated Credit Agreement is referred to herein as the “First Lien Credit Agreement” and the Second Amended and Restated Second Lien Credit Agreement is referred to herein as the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Ben Credit Agreements.” As of March 10, 2021, the principal amount outstanding under the First Lien Credit Agreement was $2.3 million and the principal amount outstanding under the Second Lien Credit Agreement was $72.0 million.

The Amendments extend the scheduled maturity date under the Ben Credit Agreements from April 10, 2021 to May 30, 2022. The Amendments also provide that the New Borrower shall repay $5.0 million of the outstanding principal amount under the Ben Credit Agreements on each of September 10, 2021, December 10, 2021 and March 10, 2022.

In connection with the Amendments, the New Borrower, Beneficient Management, L.L.C., the general partner of The Beneficient Company Group, LP, a subsidiary of the Company, Beneficient Holdings, Inc. and the Lender agreed to implement certain additional amendments (the “Additional Amendments”) to the Ben Credit Agreements and the governing documents of the New Borrower and certain of its affiliates, subject to approval by the Company, the New Borrower and its affiliates, and the Lender. The New Borrower and the Lender also agreed that, if the Additional Amendments have not become effective (the “Trigger”) on or prior to June 15, 2021, then the Credit Agreements would be further amended to provide for (i) an increase in the per annum interest rate payable thereunder from one month adjusted LIBOR plus 8.0% (subject to a limit of 9.5%) to one month LIBOR plus 9.0%, and (ii) a daily fee payable by the New Borrower of approximately $5,500 per day through the earlier of the maturity date or the entering if the Additional Amendments.

The Amendments also provide for the payment by the New Borrower to the Lender of an extension fee equal to 1.5% of the outstanding principal amounts under the Ben Credit Agreements as of March 10, 2021.

Copies of the Amendments are filed herewith as Exhibits 10.1 and 10.2 and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement

10.2	Amendment No. 1 to Second Amended and Restated Second Lien Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: March 16, 2021	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement

10.2	Amendment No. 1 to Second Amended and Restated Second Lien Credit Agreement

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